FIRST AMENDMENT
TO THE
DISTRIBUTION AGREEMENT

THIS FIRST AMENDMENT dated April 22, 2022, to the novated DISTRIBUTION AGREEMENT (“Agreement”) dated September 30, 2021, is by and between QUASAR DISTRIBUTORS, LLC (the “Distributor”), PRINCIPAL STREET PARTNERS, LLC (“Adviser”) and MANAGED PORTFOLIO SERIES (“Fund Company”), on behalf of the Funds listed in Exhibit A.
RECITALS
WHEREAS, the parties have previously entered into the Agreement; and
WHEREAS, Section 11.B of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the parties;
WHEREAS, the parties desire to amend Exhibit A of the Agreement to reflect an update to the series of the Trust;
NOW, THEREFORE, the parties agree as follows:
1.Exhibit A to the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto to reflect the addition of: “Principal Street Short Term Municipal Fund”, to remove the Green Square Equity Income Fund, a since liquidated series of the Trust, and to reflect the name change of the Green Square Tax Exempt High Income Fund to the “Principal Street High Income Municipal Fund.”
2.Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.
3.This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Wisconsin.
IN WITNESS WHEREOF, the parties hereto have caused this Distribution Agreement to be executed as of the date and year first written above.

QUASAR DISTRIBUTORS, LLC    MANAGED PORTFOLIO SERIES

By: /s/ Mark Fairbanks        By: /s/ Brian Wiedmeyer
Mark Fairbanks, Vice President     Brian Wiedmeyer, President

PRINCIPAL STREET PARTNERS, LLC

By: /s/ Troy Willis
Troy Willis, Chief Investment Officer

DISTRIBUTION AGREEMENT EXHIBIT A
Effective April 22, 2022

Separate Series of Managed Portfolio Series

Name of Series
Principal Street High Income Municipal Fund
Principal Street Short Term Municipal Fund